News Release

Medical Innovation Holdings, Inc. (MIHI) Announces Manufacturing Supply Agreement for NextGen Telemedicine Equipment and Peripherals

DULUTH, GEORGIA (October 19, 2017) Medical Innovation Holdings Inc. (OTC Pink: MIHI) today announces its manufacturing agreement with MDI Source, a Georgia-based company serving the technology industry for over 30 years. Per the agreement, MDI will manufacture customized telemedicine equipment to fit the footprint of any doctor’s office that signs up to utilize MIHI’s telemedicine practice. This arrangement will allow MIHI to offer these offices a variety of telemedicine equipment that supports the shift toward a blend of in-office and virtual visits.

Coupling MDI’s hardware with MIHI’s EMR/PMS software solution provides rural clinics a comprehensive solution unmatched in the marketplace. Additionally, MDI will provide various levels of technical support and services to MIHI clients, ensuring world-class service with world-class products.

“When we entered this marketplace, the cost for telemedicine workstations was significantly high,” says MIHI CEO Jake Sanchez. “This agreement with MDI is a game changer for MIHI and the marketplace, as we can now offer feature rich and user friendly comprehensive EMP/PMS software solutions at half the price. Our business plan is to subsidize a significant portion of the cost, if not 100%, of the telemedicine stations for our rural primary clinics that sign up and register to utilize our network of specialists. We want to make it as easy as possible for the rural clinics to join up with us.”

About Medical Innovation Holdings, Inc.

Medical Innovation Holdings, Inc. (MIHI) owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) to bring quality medical care to all areas of need, including rural and underdeveloped areas across the country. Through its wholly owned 3Point Care subsidiary, MIHI provides personalized high-tech telemedicine encounters pairing the company’s virtual health specialty doctors and traditional primary doctors that utilize next-gen virtual health technologies to connect a patient with a multi-disciplinary specialty clinical health care practice. Through its other companies and partnerships, MIHI offers Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

MIHI serves a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information, visit http://www.MedicalInnovationHoldings.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Investor Contacts:

Medical Innovation Holdings

866-883-3793 Office

Investor@MedicalInnovationHoldings.com

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